UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
May 16, 2008
Date of Report (Date of earliest event reported)
Sovereign Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)

(267) 256-8601
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.
     On May 16, 2008, Sovereign Bancorp, Inc. (the “Company”) issued 179,687,500 shares of its common stock, registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-133514) filed on April 25, 2006 (as amended by Post-Effective Amendment No. 1 to Form S-3ASR filed on June 2, 2006). A form of the Underwriting Agreement, dated May 12, 2008, by and between the Company and Lehman Brothers, Inc., as the underwriter, is filed as Exhibit 1.1.
     The Company also raised an additional $500 million through the issuance on May 16, 2008 by Sovereign Bank (the “Bank”) of fixed rate subordinated notes. The notes have a coupon of 8.75% and will mature on May 30, 2018.
     On May 20, 2008, the Company issued a press release announcing the completion of its previously announced equity and debt offerings, which raised a total of approximately $1.9 billion for the Company and the Bank. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement, dated May 12, 2008, between Sovereign Bancorp, Inc. and Lehman Brothers Inc.

99.1	Press Release, dated May 20, 2008, of Sovereign Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: May 20, 2008	By:	/s/ Stacey V. Weikel

	Name:	Stacey V. Weikel
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement, dated May 12, 2008, between Sovereign Bancorp, Inc. and Lehman Brothers Inc.

99.1	Press Release, dated May 20, 2008, of Sovereign Bancorp, Inc.